UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 10, 2009
NAVIGANT CONSULTING, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12173	36-4094854

(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification Number)
30 S. Wacker, Suite 3550, Chicago, IL 60606
(Address of Principal Executive Offices) (Zip Code)
(312) 573-5600
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
On March 10, 2009, the Compensation Committee (the “Committee”) of the Company’s Board of Directors, and the Board of Directors, with respect to Mr. Goodyear, approved the annual salaries for 2009 and bonuses for 2008 for William M. Goodyear, Chairman and Chief Executive Officer, Julie M. Howard, President and Chief Operating Officer, Thomas A. Nardi, Executive Vice President and Chief Financial Officer, and Monica M. Weed, Vice President, General Counsel and Secretary. The amounts of such salaries and cash bonuses are as follows:

Executive	2009 Salary	2008 Bonus
William M. Goodyear	$850,000	$900,000
Julie M. Howard	$600,000	$650,000
Thomas A. Nardi*	$450,000	N/A
Monica M. Weed*	$400,000	N/A
* Mr. Nardi and Ms. Weed joined the Company in November 2008 and were not eligible for a bonus for the 2008 year.
The Committee also approved grants of stock options and restricted stock, to be made as of March 16, 2009, under the Company’s 2005 Long-Term Incentive Plan, as amended, to each of the above-named executive officers. The amount, terms and conditions of such grants are as follows:

		Shares of
Executive	Stock Options	Restricted Stock
William M. Goodyear	67,693	65,207
Julie M. Howard	47,949	46,189
Thomas A. Nardi	4,231	4,076
Monica M. Weed	4,231	4,076
The stock options are exercisable at $11.83 per share. The options vest at a rate of 25% per year over the first four years of the six-year option term.
The restrictions on the shares of restricted stock lapse in four equal installments on each of the first four anniversaries of the date of grant.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIGANT CONSULTING, INC.
Date: March 16, 2009	By:	/s/ Monica M. Weed
Monica M. Weed
Vice President, General Counsel and Secretary